UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2007

UNIVERSAL COMPRESSION HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15843 (Commission File Number)	13-3989167 (IRS Employer Identification No.)

4444 Brittmoore Road Houston, Texas (Address of principal executive offices)	77041 (Zip Code)
(713) 335-7000
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Grants of Restricted Stock
     On June 12, 2007, the compensation committee of the board of directors of Universal Compression Holdings, Inc. (the “Company”) approved the grant of restricted stock under the Company’s Restricted Stock Plan to the executive officers of the Company set forth below in the respective amounts set forth below, subject to the terms and conditions of the Company’s Restricted Stock Plan and the applicable award agreements.

Number of Shares of
Executive Officer	Restricted Stock Granted
Stephen A. Snider	21,333
D. Bradley Childers	6,000
J. Michael Anderson	6,000
Kirk E. Townsend	4,000
     A copy of the form of award agreement relating to these grants (the “Restricted Stock Award Agreement”) is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The shares of restricted stock granted to executive officers vest in one-third increments on the first, second and third anniversary of the grant. Upon any termination of the executive officer’s “continuous service” (as that term is defined in the Company’s Restricted Stock Plan), the Company will have the right to cancel any unvested shares of restricted stock.
     In addition, the Restricted Stock Award Agreement provides that shares of restricted stock will vest upon a “change in control” (as that term is defined in the Company’s Restricted Stock Plan), other than any change in control resulting from the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of February 5, 2007 (the “Merger Agreement”), among the Company, Hanover Compressor Company, Iliad Holdings, Inc., Ulysses Sub, Inc. and Hector Sub, Inc.
     Grants of Stock Options
     On June 12, 2007, the compensation committee of the board of directors of the Company also approved the grant of options (the “Options”) to purchase common stock, par value $0.01, of the Company (“Common Stock”) under the Company’s Incentive Stock Option Plan to the executive officers and directors set forth below in the respective amounts set forth below, subject to the terms and conditions of the Company’s Incentive Stock Option Plan and the applicable award agreements.

Number of Shares of
Common Stock Underlying
Executive Officer or Director	Options Granted
Stephen A. Snider	38,651
D. Bradley Childers	10,871
J. Michael Anderson	10,871
Kirk E. Townsend	7,247
Janet F. Clark	3,000
Uriel E. Dutton	3,000
J.W.G. “Will” Honeybourne	3,000
     In accordance with the Company’s Incentive Stock Option Plan, the purchase price per share under each option granted is the average of the high and low reported consolidated trading sales prices of the Common Stock on the New York Stock Exchange on June 12, 2007.
     Copies of the forms of award agreement relating to the grant of incentive stock options and non-qualified stock options to the executive officers named above (the “Option Award Agreements”) are attached hereto as Exhibits 10.2 and 10.3, respectively, and are incorporated hereby by reference. The Options will become exercisable in one-third increments on the first, second and third anniversary of the grant. If any such executive officer’s employment with the Company terminates on account of death, “disability” (as that term is defined in the Company’s Incentive Stock Option Plan) or retirement after age 65 or without “cause” (as that term is defined in the Company’s Incentive Stock Option Plan), the unexercisable portion of any Options owned by that officer will terminate immediately and the exercisable portion of any Options owned by the employee will terminate three months following the date of such death, disability or retirement or, in the case of a termination without cause, 30 days following the date of such termination. If the officer’s employment is terminated for “cause” or the officer voluntarily resigns his position with the Company, any Options owned by the employee, whether or not exercisable, will terminate on the date of such termination of employment.
     In addition, the Option Award Agreements relating to the executive officers provide that Options will become immediately exercisable upon the acquisition by any person of fifty-one percent (51%) or more of the Common Stock of the Company, other than any such acquisition resulting from the consummation of the transactions contemplated by the Merger Agreement.
Item 9.01.Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

10.1	Form of Restricted Stock Agreement.

10.2	Form of Incentive Stock Option Agreement.

10.3	Form of Non-Qualified Stock Option Agreement for Officers.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

UNIVERSAL COMPRESSION HOLDINGS, INC.
Date: June 18, 2007	By:	/s/ J. MICHAEL ANDERSON
J. Michael Anderson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Form of Restricted Stock Agreement.

10.2	Form of Incentive Stock Option Agreement.

10.3	Form of Non-Qualified Stock Option Agreement for Officers.